NASDAQ: FBIZ Earnings Release Supplement Third Quarter 2026

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward‐looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, the adverse effects of public health events on the global, national, and local economy, and geopolitical instability and international conflicts that may affect energy prices or otherwise result in market volatility; (ii) Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters; (iii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iv) Increases in defaults by borrowers and other delinquencies; (v) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (vi) Fluctuations in interest rates and market prices; (vii) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (viii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (ix) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (x) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans; (xi) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Corporation and the Bank to increased government regulation and supervision; (xii) the proportion of the Corporation’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk; and (xiii) The Corporation may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect the Corporation’s future results, please see the Corporation’s annual report on Form 10‐K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward‐looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward‐looking statement includes a statement of the assumptions or bases underlying such forward‐looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward‐looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward‐looking statements. Forward-Looking Statements

Highlights

Q3 2026

Record PTPP Earnings[1]
+13%

- +7.6% LQ
- +13.1% YoY

Core Deposits
+15%

- +14.1% LQA, +14.9% YoY
- Core deposit funding mix improved to 76.7%, from 73.1% in 3Q25.

Loans
+10%

- +9.9% LQA
- +10.2% YoY

Net Interest Margin
3.80%

- +2 bps LQ
- 3.72% for Sept '26 YTD, +4 bps over Sept '25 YTD, supported by elevated fees in lieu of interest

Operating Leverage[1]
+4.3%

- Positive operating leverage of 4.3% for LQ and YoY
- Operating leverage drove 164 bps improvement in YTD efficiency ratio, to 57.87%.

Private Wealth
+13%

- PWM fees +13% YOY for the quarter and YTD
- +11% YOY growth in AUM/AUA
- PWM fees = 50% of Q3 fee income

Tangible Book Value Per Share[1]
+13% YoY

1. PTPP earnings, tangible book value per share, and operating leverage are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company's Q3 2026 earnings release for additional detail.

Note: Linked quarter growth rates for loans and core deposits are annualized.

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Quarterly Update

Q3 2026

TARGET = 10% Annual Growth

	$ in millions, except per share	Q3'26	LQ*	YoY	Sept YTD'26	YTD'26 vs. YTD'25
EARNINGS	Operating revenue	$ 47.5	2%	7%	$ 138.5	10%
	Operating expense	26.2	-3%	3%	80.1	7%
	Pre-tax, pre-provision earnings	21.3	8%	13%	58.4	14%
	Provision for credit losses	1.9	-6%	35%	7.0	2%
	Income Taxes	2.9	137%	-4%	6.3	-13%
	Net Income Avail. to Common	$ 16.4	6%	15%	$ 43.7	20%
	Diluted EPS	$ 1.95	6%	15%	$ 5.24	20%
	TBV per share	$ 45.56	11%	13%		
PROFITABILITY	Net Interest Margin	3.80%	2 bps	12 bps	3.72%	4 bps
	Operating Leverage		4.3%	4.3%		3%
	Efficiency Ratio	55.12%	-245 bps	-232 bps	57.87%	-164 bps
	ROAA	1.49%	6 bps	9 bps	1.35%	12 bps
	ROATCE	17.32%	43 bps	3 bps	15.96%	73 bps
BALANCES	Assets	$ 4,444	3%	10%		
	Loans	$ 3,674	10%	10%		
	Core Deposits	$ 2,979	14%	15%		
	PWM AUM&A	$ 4,227	0%	11%		
ASSET QUALITY	NPAs	$ 40.2	23%	71%		
	NPAs/Total Assets	0.91%	5 bps	33 bps		
	NCOs/Avg Loans	0.29%	17 bps	14 bps	0.22%	-1 bps

* Represents annualized linked quarter growth rates for balance sheet items.

Note: Operating revenue, operating expenses, tangible book value per share, efficiency ratio, and ROATCE are non-GAAP measurements. Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. See section titled Non-GAAP Reconciliations in the Company's most recent earnings release, included as an exhibit to the Current Report on Form 8-K furnished to the SEC on October 29, 2026.

13% growth

in TBVPS driven by **record PTPP** earnings and **positive operating leverage**

Record PTPP Earnings, Net Income, and Earnings Per Share

- **Double-digit growth in loans and core deposits** supports annual 10% growth goals
- **Net interest margin** continued to benefit from elevated prepayment fees
  - YTD'26 net interest margin of 3.72% improved from 3.68% for YTD'25, showing strength and stability
- **Exit from out-of-footprint SBA lending** is ahead of plan, with FTE reduction benefiting 3Q'26 compensation costs
- **Private Wealth Management** revenues grew 13% YoY and comprised 50% of fee income

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OBJECTIVE: Deliver above-average total shareholder return compared to peer median ROATCE, TBV/share, and Efficiency Ratio are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release for additional detail. Represents data from the 2025 employee engagement survey. Net promoter score assesses likelihood to recommend on an 11‐point scale, where detractors (scores 0‐6) are subtracted from promoters (scores 9‐10), while passives (scores 7‐8) are not considered. Goals & Progress STRATEGIC PLAN 2024-2028 GOALS 2024‐2028 2024 2025 SEPT 2026 YTD ROATCE1 ≥15% by 2028 15.4% 15.3% 16.0% TBV/Share Growth1 ≥10% per year 15.0% 13.7% 13.4% Operating Revenue Growth ≥10% per year 6.6% 9.7% 9.8% Efficiency Ratio1 <60% by 2028 60.61% 58.78% 57.87% Core Deposits to Total Funding ≥75% 71% 75% 77% Employee Engagement & Participation2 ≥85% 86% 85% 85% Net Promoter Score3 ≥70 70 78 78

Relationship Banking Key to Success Deposit‐centric sales strategy led by treasury management sales teams located in all bank markets with direct production and outside calling goals Bankers trained and incentivized to fund their loan production with deposit growth goals Niche lending businesses provide support across various economic cycles Goal is 10% annual deposit and loan growth core deposit growth supports loan growth +14% LQA +15% YOY +10% LQA +10% YOY

Diversified Lending Growth Continuing To Grow Higher-Yielding C&I PORTFOLIO 2023-2025 3-Year Loan CAGR C&I = 18% CRE & Other = 10%

Strong and Resilient Net Interest Margin Wholesale funding defined as brokered CDs and non‐reciprocal interest‐bearing transaction accounts plus FHLB advances. Note: Peer group defined as publicly‐traded banks with total assets between $1.75 billion and $7 billion. Peer data not yet available for 3Q26. MATCH FUNDING STRATEGY SUPPORTS Long-term NIM stability

Disciplined Interest Rate Risk Management FLOATING RATE PORTFOLIO Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank’s SOFR‐indexed and managed rate non‐maturity deposit portfolio. 63% of portfolio as of 9/30/26: METHODICAL APPROACH Typically individually match‐fund loans with maturities over 5 years and amounts greater than $5MM. Portfolio match‐funding in various terms against the fixed‐rate loan portfolio with maturities under 5 years and amounts less than $5MM. ~$10‐$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match‐funding strategy. Loans Deposits SOFR: $1.795 B SOFR: $863 MM Prime: $487 MM Managed rate, non‐maturity: $1.413 B TOTAL = $2.282 B TOTAL = $2.276 B FIXED RATE PORTFOLIO Wholesale funding used to match maturities and cash flows on long‐term fixed rate loans. This locks in interest rate spread and maintains greater stability in net interest margin. 37% of portfolio as of 9/30/26.

Match Funded Balance Sheet Unique Among Peers Note: Peer group defined as publicly‐traded banks with total assets between $1.75 billion and $7 billion.

Operating Revenue Highlights Continued strong revenue supported by: Robust loan and deposit growth Strong and stable net interest margin Diverse sources of non‐interest income: Service fees from private wealth management comprised 48% of Q3 26 TTM non‐interest income and have grown 35% over the past 3 years Treasury management gross analyzed service charges have grown 38% over the past 3 years Continue to optimize our limited partnership investment strategy to provide meaningful growth in other fee income Strategic investments drive growth while maintaining positive long‐term operating leverage 1. Operating Revenue is a non-GAAP measurement. Refer to the section entitled Non-GAAP reconciliations in the Company’s Q3 2026 earnings release. Balanced and Steady Growth DIVERSIFIED REVENUE SOURCES Operating Revenue1 +10% TTM Q3’26 vs TTM Q3’25

Consistent, Positive Operating Leverage HISTORY OF GROWING REVENUES FASTER THAN EXPENSES GOAL: Achieve 10% revenue growth on an annual basis, with positive operating leverage1 Strategic initiatives directed toward revenue growth and operating efficiency have generated positive operating leverage on an annual basis Operating revenue 5‐year CAGR of 10.1% outpaces operating expense 5‐year CAGR of 8.6% Initiatives include: Expanding higher‐yielding C&I lending business lines Strong focus on treasury management and growing core deposits Increasing commercial banking market share outside of Madison Scaling private wealth management business in our less mature commercial banking markets Optimizing limited partnership investment strategy Robotic process automation implementation Leveraging AI to increase productivity and scale 5-Year Average2 FBIZ = 2.76% Peer = 0.02% Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. Operating revenue and operating expense are non-GAAP measurements. See section titled non-GAAP Reconciliations in the Company’s most recent earnings release, included as an exhibit to the Current Report on Form 8-K furnished to the SEC on October 29, 2026. FBIZ and peer average data is average of 2020-2025.

Non-Performing Assets Update ISOLATED NPAS WITH STRONG COLLATERAL NPAs increased in 3Q26, reflecting the addition of a multi-family loan associated with a previously disclosed southeast Wisconsin relationship, which is secured by CRE. The two largest NPA relationships were $22.7 million and $6.0 million at September 30, 2026. We expect progress toward resolution of these credits in early 2027.

FBIZ’s average loss rate since 2005 is approximately one-third of industry rate *Industry reflects all FDIC-insured depositories Source: FDIC.gov Superior Credit Experience Across Cycles Favorable loss experience reflects: Deep client relationships, strong underwriting, and niche lending expertise Loan growth that is C&I- focused and diversified, including niche lending businesses that provide support across various economic cycles Historical loss experience is favorable to industry

Robust Capital Base Strong Capital Ratios +12% 5YR CAGR STRONG EARNINGS GENERATE CAPITAL FOR GROWTH 1. “Tangible Book Value Per Share" is a non‐GAAP measurement. Refer to section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release. +13% YOY

Profitability Exceeds Peers EARNINGS GROWTH AND EFFICIENT CAPITAL MANAGEMENT DRIVE STRONG PROFITABILITY Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. Return on average tangible common equity is a non-GAAP measurement. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release for additional detail. 5-Year average represents 2020-2025. Peer data not yet available for September 2026 YTD. 5-Year Average2 FBIZ = 15.7% Peer = 12.9%

Robust Liquidity with Stable Deposit Base Stable Core Deposit Base Substantial Liquidity Source 9/30/2026 9/30/2025 Short-term investments $59,417 $8,074 Collateral value of unencumbered pledged loans 1,225,386 906,042 Market value of unencumbered securities 369,369 376,783 Readily accessible liquidity $1,654,172 $1,290,899 Fed fund lines 45,000 45,000 Excess brokered CD capacity (1) 846,907 732,951 Total liquidity $2,546,079 $2,068,850 Uninsured Deposits Collateralized Public Funds FDIC Insured 69% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with value of unencumbered pledged loans. Dollars in thousands Category 9/30/2026 9/30/2025 Uninsured deposits $1,381,507 $1,100,868 Collateralized public funds 22,492 72,561 FDIC insured deposits 2,345,774 2,159,642 Total deposits $3,749,773 $3,333,071 Percent FDIC insured 64% 69%